Exhibit 99.1

SANTO MINING SIGNS DEFINATIVE AGREEMENT TO PURCHASE THE “RICHARD” CLAIM STRATEGICALLY LOCATED NEXT TO BARRICK GOLD IN DOMINICAN REPUBLIC

SANTO DOMINGO, Dominican Republic, March 26 2013 (GLOBE NEWSWIRE) – Santo Mining Corp. (OTCBB:SANP), (the “Company”),  is pleased to announce that it has signed a definite agreement to acquire 100% of the Richard gold exploration application (the “Richard Claim”) Located just 200 meters southeast of Barrick gold in the mineral-rich “Los Ranchos” geological formation of the Hispaniola Gold-Copper Back-Arc. This definitive agreement is part of the Company’s aggressive expansion of its portfolio of precious and base metal exploration concession applications assets in its quest for near-term production opportunities.

The 220 hectare Richard claim is strategically located just 200 meters southwest of Barrick Gold’s Pueblo Viejo mine, a world class gold mine with probable and proven gold reserves of 25.3-million-ounces. Barrick Gold recently announced that it has invested approximately $4 Billion into the operation of the Pueblo Viejo mine. The prospective polymetallic Richard claim is situated in the heart of the Maimón formation of the Hispaniola Gold-Copper Back-Arc, which is host to several other polymetallic volcanogenic massive sulphide (“VMS”) type deposits, namely the Cerro de Maimón and the Loma Pesada deposits.

Photo: Geological Map of “Los Ranchos” formation passing diagonally under Barrick Gold and Richard

Richard is hosted by the Lower Cretaceous Los Ranchos Formation, a series of volcanic and volcaniclastic rocks that extend across the eastern half of the Dominican Republic. It consists of a lower complex of pillowed basalt, basaltic andesite flows, dacitic flows, tuffs and intrusions, overlain by volcaniclastic sedimentary rocks and interpreted to be a Lower Cretaceous intra-oceanic island arc. The unit has undergone extensive seawater metamorphism (spilitization) and lithologies have been referred to as spilite (basaltic-andesite) and keratophyre (dacite). The Richard geology is typical of the Los Ranchos formation and consists of fragmented volcanic rocks, breccias and hydrothermalized materials.  There are areas of highly silicified breccias, quartz fragments and spilite phenocryst. In the Rio Cazones you can observe outcrops of course grained, weathered, and laminated lithic tuffs with course grained keratophyre and quartz-keratophyre, small veins of quartz, copper and iron stockwork. Pyrophyllite and volcanic ashes are seen at the mouth of the Rio Cazones.  In the extreme NE area of the Rio Maguaca lithic tuffs and basalt rocks (lavas) outcrops are observed indicating a contact transition phase with the pyrite and chalcopyrite present. The entire area is covered with brown, reddish and yellow sedimentary soils containing quartz, silt and clay. Outcrops are generally rarely observed except in river and streams.

During the last five months Santo Mining’s field exploration team led by Elpidio Moronta conducted due diligence on the Richard Claim consisting of property wide reconnaissance surveys, including stream sediment sampling and surface soil geochemistry. Early in 2013 the exploration team sent soil, sediment and rock samples to Acme Laboratories for multi-element trace analysis. The laboratory results have potentially identified two zones of gold, silver, and copper anomalies. The principal gold zone is located in the northwest quadrant of the Richard Claim, approximately 500 meters east of Barrick Gold’s Pueblo Viejo boundary. The exploration team is currently in the field conducting a “detailed” surface soil geochemistry survey and rock sampling to better define a series of shallow drill targets.

In consideration for the Richard claim, the company paid a purchase price of $10,000, 1,000,000 shares of the Company’s common stock, par value of $0.00001, and a Net Smelter Royalty (SNR) of 5%. During the first three years Santo Mining has committed to invest a minimum of $200,000 in geological and mining exploration on the property and will be obliged to return the rights back to the Seller only if it defaults on this particular condition.

According to Company President, Al French, “We are especially comfortable with the terms of the Richard acquisition. We remain optimistic that the “detailed” geochemical surface soil exploration follow-up survey underway this spring will be positive for gold and other precious and base metals typical in the “Los Ranchos” gold rich VMS formation. With this addition Santo Mining now has exclusive rights to three claims in the epicenter of the Dominican mining zone and a chain of five more to the NW.  Our immediate four point objectives are:

:

1.       MORE CAPITAL: Attract new institutional capital to augment the recent $16,000,000 commitment from Hanover Holdings I, LLC (NY) combining new private placements and debt financing to fund drill rigs, mine machinery and gold processing plants.

2.       MORE EXPLORATION: Substantially increase exploration momentum especially drilling and trenching as the new guard in the Dominican Mining Office works efficiently at un-clogging the historical back-log of claim applications.

3.       MORE PROPERTY ASSETS: Continued growth by systematically adding exceptional exploration assets.

4.         START GOLD PRODUCTION: Special focus on entering into production (royalty) agreements on permitted claims which would effectively launch Santo Mining into the Junior Mining league overnight.

The Santo Mining team has never been idle… we invite shareholders, prospective shareholders and followers to watch the media diligently for incipient Santo Mining Corp announcements”.

About Santo Mining Corporation

Santo Mining Corporation is a junior minerals exploration and development company, based in the Dominican Republic. The Company is actively pursuing the acquisition and exploration of properties, which are strategically located in the prolific and highly prospective Hispaniola Gold-Copper Back-Arc area in the Dominican Republic. A detailed description of the Company's activities is available at www.SantoMining.com.

Further information on the Company and its filings can be found at www.sec.gov

The Santo Mining Corporation logo is available at:  http://www.globenewswire.com/newsroom/prs/?pkgid=14686

Notice Regarding Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, such as the Company's plans to acquire a number of highly prospective gold exploration properties, which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, any mineralization, development or exploration of the Company's properties and the timing of any work program or exploration activities, and any results that may be obtained or the commencement of production.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of metals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

CONTACT:

Investor relations: Circadian Group

North American Toll free:

         1(866) 603-3330 or +1(647) 930-1037

         info@santomining.com